EXHIBIT 10.46
NACCO INDUSTRIES INC.
NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN
(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008)
1. Purpose of the Plan
     The purpose of this Non-Employee Directors’ Equity Compensation Plan (the “Plan”) is to provide for the payment to the non-employee directors of NACCO Industries, Inc. (the “Company”) of a portion of directors’ fees in capital stock of the Company in order to further align the interests of the directors with the stockholders of the Company and thereby promote the long-term profits and growth of the Company.
2. Effective Date
     This amended and restated Plan is effective January 1, 2008.
3. Definitions
     (a) “Average Share Price” means the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on the Quarter Date.
     (b) “Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share.
     (c) “Director” means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or its subsidiaries.
     (d) “Extraordinary Event” shall have the meaning set forth in Section 5.

     (e) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
     (f) “Payment Deadline” means the date that is two and one-half months after each Quarter Date.
     (g) “Quarter Date” means the last day of the calendar quarter for which a Required Amount is earned.
     (h) “Required Amount” means an amount of money constituting that portion (as determined from time to time by the Board of Directors) of a Director’s retainer earned by such Director for his services as a director of the Company for any calendar quarter, which amount is payable in Shares pursuant to this Plan.
     (i) “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
     (j) “Shares” means shares of Class A Common Stock that are issued to a Director pursuant to, and with such restrictions as are imposed by, the terms of this Plan and that represent his Required Amount.
     (k) “Transfer” shall have the meaning set forth in Section 4.2(a).
     (l) “Voluntary Amount” shall have the meaning set forth in Section 4.2(b).
     (m) “Voluntary Shares” means shares of Class A Common Stock which are purchased voluntarily in accordance with Section 4.1(c).

4. Shares and Voluntary Shares
     4.1 Required Amount and Voluntary Amount
     (a) Required Amount. From time to time, the Board of Directors of the Company shall determine (i) the amount of the retainer to be paid to each Director for each calendar quarter of a year, (ii) the portion of the retainer that shall be paid in cash and (iii) the equity portion of the retainer that is required to be paid in Shares (the “Required Amount”).
     (b) Voluntary Shares. For any calendar quarter, a Director may elect to have up to 100% of the cash component of the annual retainer payable for such quarter, and any other cash to be earned by the Director for such quarter for services as a director of the Company (collectively referred to as a “Voluntary Amount”), applied to the issuance of Voluntary Shares pursuant to this Plan; provided that the Director must notify the Company in writing of such election prior to the first day of the calendar quarter for which such election is made, which election will be irrevocable after such date for such calendar quarter and shall remain in effect for future calendar quarters unless or until revoked by the Director prior to the first day of a calendar quarter. The Company shall use any such Voluntary Amount to issue the shares of Class A Common Stock to fulfill its obligation to issue Voluntary Shares to a Director pursuant to Section 4.1(c).
     (c) Retainer. Promptly following each Quarter Date (and, in any event, no later than the Payment Deadline), the Company shall issue to each Director (or to a trust for the benefit of a Director, or such Director’s spouse, children or grandchildren, if so directed by the Director) (i) a number of whole Shares equal to the Required Amount earned for services rendered to the Company by such Director for the calendar quarter ending on such Quarter Date divided by the Average Share Price and (ii) a number of whole Voluntary Shares equal to such Director’s Voluntary Amount for such calendar quarter divided by the Average Share Price. To the extent that the application of the foregoing formulas would result in fractional Shares or fractional Voluntary Shares, no fractional shares of Class A Common Stock shall be issued by the Company pursuant to this Plan, but instead, such amount shall be paid to the Director in cash at the same time the Shares and Voluntary Shares are issued to the Director. Shares and Voluntary Shares shall be fully paid, nonassessable shares of Class A Common Stock. Shares shall be subject to the restrictions set forth in this Plan, whereas Voluntary Shares shall not be so restricted. Shares and Voluntary Shares may be shares of original issuance or treasury shares or a combination of the foregoing and, in the discretion of the Company, may be issued as certificated or uncertificated shares. The Company shall pay any and all fees and commissions incurred in connection with the purchase by the Company of shares of Class A Common Stock which are to be Shares or Voluntary Shares and the transfer to Directors of Shares or Voluntary Shares.
     (d) Withholding Taxes. To the extent that the Company is required to withhold federal, state or local taxes in connection with any amount payable to a Director under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any Shares or Voluntary Shares that the Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of the Shares or the Voluntary Shares. The Company and Director may also make similar arrangements with respect to the payment of any other taxes derived from or related to the payment of Shares or Voluntary Shares with respect to which withholding is not required.
     4.2 Restrictions on Shares.
     (a) Restrictions on Transfer of Shares. No Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to domestic relations orders meeting the definition of a qualified domestic relations order under Section 206(d)(3)(8) of ERISA (“QDRO”), or (iii) to a trust for the benefit of a Director, or such Director’s spouse, children or grandchildren. The restrictions on Shares set forth in this Section shall lapse for all purposes and shall be of no further force or effect upon the earlier to occur of (A) ten years after the Quarter Date with respect to which such Shares were issued, (B) the date of the death or permanent disability of the Director, (C) five years (or earlier with the approval of the Board of Directors) after the Director’s retirement from the Board of Directors of the Company, (D) the date that a Director is both retired from the Board of Directors of the Company and has reached 70 years of age, (E) the transfer of Shares to a person other than the Director pursuant to a QDRO, but only as to those Shares so transferred or (F) at such other time as determined by the Board of Directors in its sole and absolute discretion. Following the lapse of restrictions, at the Director’s request, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates, or other applicable records with respect to uncertificated shares, representing the Shares, such that the resulting shares shall be fully paid, nonassessable and unrestricted by the terms of this Plan.
     (b) Dividends, Voting Rights, Exchanges, Etc. Except for the restrictions set forth in this Section 4.2 and any restrictions required by law, a Director shall have all rights of a stockholder with respect to his Shares including the right to vote, to receive dividends as and when declared by the Board of Directors and paid by the Company. Except for any restrictions required by law, a Director shall have all rights to a stockholder with respect to his Voluntary Shares.
     (c) Restriction on Transfer of Rights to Shares. No rights to Shares or Voluntary Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a QDRO.
     (d) Legend. The Company shall cause a legend, in substantially the following form, to be placed on each certificate, or other applicable record(s) with respect to uncertificated shares, for the Shares:
THE[SE] SHARES [REPRESENTED BY THIS CERTIFICATE] ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE NACCO INDUSTRIES, INC. NON-EMPLOYEE DIRECTORS’ EQUITY COMPENSATION PLAN (“PLAN”). SUCH RESTRICTIONS ON TRANSFER UNDER THE PLAN SHALL LAPSE FOR ALL PURPOSES AND SHALL BE OF NO FURTHER FORCE OR EFFECT AFTER                     , OR SUCH EARLIER TIME AS PROVIDED IN THE PLAN.

5. Amendment, Termination and Adjustments
     (a) The Board of Directors of the Company may alter or amend the Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, affect the rights in any Shares or Voluntary Shares that were previously issued to the Director or that were earned by, but not yet issued to, such Director. Unless otherwise specified by the Board of Directors, all Shares that were issued prior to the termination of this Plan shall continue to be subject to the terms of this Plan following such termination; provided that the transfer restrictions on such Shares shall lapse in accordance with Section 4.2(a).
     (b) Notwithstanding the provisions of Subsection (a), without further approval by the stockholders of the Company no such amendment or termination shall (i) increase the total number of shares of Class A Common Stock to be issued under this Plan specified in Section 6 (except that adjustments and additions expressly authorized by this Section shall not be limited by this clause (i)), (ii) change the provisions of Section 4.1(c) that specify the timing of the issuance or the calculation of the number of Shares to be issued to a Director, (iii) cause Rule 16b-3 to become inapplicable to this Plan or (iv) make any other change for which stockholder approval would be required under applicable stock exchange requirements.
     (c ) The Board of Directors may make or provide for such adjustments in the number and kind of shares of Class A Common Stock specified in Section 6 as the Board of Directors, in its sole discretion, exercised in good faith, may determine is equitably required to reflect (i) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing ( collectively referred to as an “Extraordinary Event”). All securities received by a Director with respect to Shares in connection with any Extraordinary Event shall be deemed to be shares for purposes of this Plan and shall be restricted pursuant to the terms of this Plan to the same extent and for the same period as if such securities were the original Shares with respect to which they were issued, unless the Board of Directors of the Company, in its sole and absolute discretion, eliminates such restrictions or accelerates the time at which such restrictions on transfer shall lapse.
6. Shares Subject to Plan
     Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock that may be issued under this Plan (including the Plan as in effect prior to the effective date of this amendment and restatement) shall be 100,000.
7. Approval By Stockholders
     The Plan was approved by the stockholders of the Company effective as of January 1, 2006.
8. General Provisions
     (a) No Continuing Right as Director. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Director any right to continue as a director of the Company or any subsidiary of the Company.
     (b) Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     (c) Cash If Shares Not Issued. Pending issuance of Shares and Voluntary Shares, all Required Amounts and Voluntary Amounts are the property of the Directors and shall be paid to them in cash in the event that Shares and Voluntary Shares are not issued.
     (d) Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa
     (e) Section 409A of the Internal Revenue Code. This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued thereunder, and shall be administered in a manner that is consistent with such intent.

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